EXHIBIT 23.1

                                   CONSENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





     We hereby consent to the incorporation by reference in the Schedule 14C Information Statement filed on July 22, 2005 of Taylor Madison Corp. (File No. 001-15034) of our report dated March 8, 2005, relating to the financial statements of Telzuit Technologies, LLC for the years ended December 31, 2003 and 2004.



/s/ Beemer, Pricher, Kuehnhackl and Heidbrink, P.A.

Winter Park, Florida
July 21, 2005

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